UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2005

BEVERLY HILLS BANCORP INC.

DELAWARE	0-21845	93-1223879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23901 Calabasas Road, Suite 1050 Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 223-8084

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On September 26, 2005, First Bank of Beverly Hills (the “Bank”), a wholly owned subsidiary of Beverly Hills Bancorp Inc., notified Joseph W. Kiley III, the Chief Executive Officer and President of the Bank, that it would not renew his employment agreement for 2006. As a result, under the terms of his employment agreement, Mr. Kiley’s employment with the Bank is scheduled to terminate on December 31, 2005.

The Bank and Mr. Kiley currently are in negotiations with respect to the continuation of his employment as Chief Executive Officer and President after December 31, 2005, albeit on different terms and conditions than the existing employment agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2005	BEVERLY HILLS BANCORP INC.

Registrant

/s/ LARRY B. FAIGIN
Larry B. Faigin
CHIEF EXECUTIVE OFFICER